Exhibit 10.2

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FOURTH AMENDMENT AND RATIFICATION OF

TERM LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT AND RATIFICATION OF TERM LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of this 19th day of April, 2006, by and among EASY GARDENER PRODUCTS, LTD., a Texas limited partnership (the “Borrower”), EYAS INTERNATIONAL, INC., a Texas corporation (“EYAS”), EG, L.L.C., a Nevada limited liability company (“EG”), E G PRODUCT MANAGEMENT, L.L.C., a Texas limited liability company (“E G Product Management”), WEATHERLY CONSUMER PRODUCTS GROUP, INC., a Delaware corporation (“Weatherly Group”), WEATHERLY CONSUMER PRODUCTS, INC., a Delaware corporation (“Weatherly Products”), and NBU GROUP, LLC, a Texas limited liability company (“NBU”) (EYAS, EG, E G Product Management, Weatherly Group, Weatherly Products and NBU, each a “Guarantor” and collectively the “Guarantors” and collectively with the Borrower, the “Credit Parties”), the Lenders (as defined in the Loan Agreement defined below) and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the “Agent”), as agent for itself and on behalf of the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent are parties to that certain Term Loan and Security Agreement, dated as of October 29, 2003, as amended by that certain First Amendment to Term Loan and Security Agreement dated as of April 27, 2004, that certain Second Amendment to Term Loan and Security Agreement and Waiver dated as of October 12, 2004 and that certain Third Amendment to Term Loan and Security Agreement and Waiver dated as of October 20, 2005 (and as the same may be further amended, amended and restated, modified and supplemented, the “Loan Agreement”), pursuant to which the Lenders made Loans and extended certain financial accommodations to the Borrower under the terms and conditions stated therein;

WHEREAS, on April 19, 2006 (the “Petition Date”), the Credit Parties (other than EYAS and EG), as debtors and debtors-in-possession, will file a voluntary petition in a case (the “Chapter 11 Case”) for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); and

WHEREAS, the Credit Parties have moved for an Interim Financing Order (defined below) and a Final Financing Order (defined below) to be entered by the Bankruptcy Court permitting, among other things, use of Cash Collateral (defined below) pursuant to the Loan Agreement, as amended hereby.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree that all capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

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SECTION 1. Acknowledgement of Obligations.

(a)           Credit Parties hereby acknowledge and agree that they are unconditionally liable to the Agent and Lenders for the full payment of all of the Obligations including, without limitation, those Obligations set forth on Schedule A attached hereto and incorporated herein by reference, plus all interest, charges, fees, costs, and expenses that may arise under the Loan Agreement and other Loan Documents plus all attorneys’ fees, disbursements and costs of collection incurred in connection with such Obligations by Agent and Lenders and that Credit Parties have no defenses, counterclaims or set-offs with respect to the full payment and performance of any and all Obligations under the Loan Agreement and the other Loan Documents.

(b)          Credit Parties acknowledge, confirm and agree that the Agent and Lenders have and have had a valid, enforceable and perfected security interest and Lien upon all of the Collateral granted by Credit Parties to Agent and/or Lenders pursuant to the Loan Documents (other than that certain motor vehicle, Make: Ford , Model: F-150, Year: 1996, as to which Agent has not been named on the title) to secure all of the Obligations, subject only to Permitted Liens. In furtherance and not in limitation of any Financing Order, the Credit Parties grant or reaffirm their grant, as the case may be, pledge and assign to Agent and Lenders a continuing security interest and Lien upon, and rights of set off against the Collateral to secure the Obligations.

SECTION 2. Amendments to Loan Agreement.

(a)          Budget. A new Section 6.15 is hereby added to the Loan Agreement as follows:

“6.15 Budget; Capital Expenditures.

(a)           In addition to the Budget attached to the Interim Financing Order, beginning on the fifth week after the Petition Date and continuing weekly thereafter, the Credit Parties shall deliver to Agent, not later than Wednesday of each week, a Budget of the Credit Parties in form and substance satisfactory to Agent reflecting the Projected Cash Disbursements, Projected Cash Receipts and Projected Invoiced Sales of the Credit Parties for the ensuing 13-week period.

(b)         No Credit Party shall allow a variance (“Variance”) of the Budget which would have an adverse financial effect (in the sole discretion of the Agent) of greater than ten percent (10%) (on a cumulative basis as reported weekly) to be incurred with respect to Projected Cash Disbursements (other than Projected Cash Disbursements relating to the purchase of inventory and freight expenses). With respect to purchases of inventory and the incurrence of freight expenses by the Credit Parties, no Credit Party shall make any extraordinary purchases of inventory or incur extraordinary freight expenses as compared to the anticipated requirements of purchases of inventory and freight expenses set forth in the Budget. No Credit Party shall make any Capital Expenditure in excess of $100,000 of the amount set forth in the Budget; provided, however, that the Credit Parties shall in any event be permitted to make

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Capital Expenditures of an emergency nature required to maintain the properties of the Credit Parties, including necessary repairs to equipment required to operate such equipment in the ordinary course.

(c)           Beginning with the fourth week after Petition Date and for each week thereafter, the Borrower shall deliver to the Agent, not later than Wednesday of such week and at such other times as the Agent may request, a compliance certificate of the chief financial officer in form and substance satisfactory to the Agent certifying that the Credit Parties are in compliance with this Section 6.15 and that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.”

(b)          Sale of Business. A new Section 6.16 is hereby added to the Loan Agreement as follows:

“6.16 Sale of Business. The Borrower shall consummate a Repayment Event (as defined in the Third Amendment) as promptly as possible, and in any event prior to the Maturity Date, and shall remit immediately and/or directly proceeds from such Repayment Event to Agent and Lenders, in an amount sufficient to indefeasibly repay the Obligations in full in cash. The Repayment Event shall be closed pursuant to the H.I.G. Asset Purchase Documents attached hereto as Exhibit 6.16 or pursuant to other asset purchase agreement(s), pleadings or documents acceptable to Agent, in form and substance, in its sole discretion.”

(c)           Bankruptcy Court Reports and Related Items. A new Section 6.17 is hereby added to the Loan Agreement as follows:

“6.17 Bankruptcy Court Reports and Related Items. In addition to the reporting requirements set forth in this Agreement and the Third Amendment, until the Obligations have been indefeasibly repaid in full in cash, the Borrower shall promptly provide Agent and Lenders with copies of all financial reports, schedules and other materials or information related to the Collateral at any time furnished by Borrower, or on behalf of Borrower, to the Bankruptcy Court, the United States Trustee, LaSalle (including, without limitation, the reports and other information that are provided to LaSalle pursuant to Section 9 of the LaSalle Loan Agreement), any creditors’ committee or any of the Borrower’s shareholders in their capacity as shareholders, in each case, concurrently with the delivery thereof. Borrower shall also keep Agent and Lenders fully informed with respect to their efforts to consummate a Repayment Event, and upon Agent’s request, shall promptly provide Agent and Lenders with copies of all material documents, schedules or materials provided to any purchaser of the Borrower’s business operations or assets. In addition to and not in lieu of the foregoing, Borrower shall provide Agent and Lenders with copies of any and all notices of default or other material events under the H.I.G. Asset Purchase Documents simultaneously with the issuance or receipt thereof, as applicable.”

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(d)          The following definitions set forth in Appendix A to the Loan Agreement (Definitions) are hereby deleted in the entirety and replaced with the following:

“Collateral” shall mean, collectively and each individually, all collateral and/or security granted and/or securities pledged to Agent, for the benefit of itself and Lenders, by the Credit Parties, if any, pursuant to the Loan Documents and/or any Financing Order including, without limitation, the items set forth in Section 2.9 of this Agreement; provided that the term “Collateral” does not include any property of EGUK.

“Term” shall mean the period commencing on the Closing Date and ending on the earlier of (i) 150 days after the Petition Date, (ii) the effective date of a plan of reorganization under chapter 11 of the Bankruptcy Code, or (iii) the effective date of a sale of all or substantially all of the assets of the Borrower or some or all of the Credit Parties (including, without limitation, any sale effected pursuant to the H.I.G. Asset Purchase Documents or otherwise).

(e)           The following new definitions are hereby added to Appendix A to the Loan Agreement (Definitions) in the appropriate alphabetical order as follows:

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Chapter 11 Case.

“Budget” shall mean a 13-week budget of the Credit Parties in form and substance satisfactory to the Agent in its sole discretion and listing, among other things, the Projected Cash Disbursements, Projected Cash Receipts and Projected Invoiced Sales of the Credit Parties for such 13-week period.

“Cash Collateral” shall have the meaning given such term in Section 363(a) of the Bankruptcy Code.

“Chapter 11 Case” shall have the meaning given such term in the recitals to the Fourth Amendment.

“Final Financing Order” shall mean that certain Order (acceptable in form and substance to the Agent and Lenders) entered or to be entered by the Bankruptcy Court authorizing, among other things, the Borrower’s use of Agent’s and Lenders’ Cash Collateral on final basis pursuant to Section 363 of the Bankruptcy Code.

“Financing Order” shall mean, collectively, the Interim Financing Order, Final Financing Order and such other orders relating thereto or authorizing, among other things, the Borrower’s use of Agent’s and Lenders’ Cash Collateral on an emergency, interim or permanent basis, pursuant to Section 363 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court in the Chapter 11 Case.

“Fourth Amendment” shall mean the Fourth Amendment and Ratification Of Term Loan and Security Agreement dated as of April 19, 2006, by and among Borrower,

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Guarantors, Agent and Lenders.

“H.I.G. Asset Purchase Documents” shall mean that certain Asset Purchase Agreement dated April __, 2006, among Borrower, Weatherly Group and Weatherly Products, as Sellers, and Green Thumb Acquisition Corporation, as Buyer, and all related agreements, documents, instruments and sideletters, in each case without regard to any amendments thereto.

“Interim Financing Order” shall mean that certain Interim Financing Order (acceptable in form and substance to the Agent and Lenders) entered by the Bankruptcy Court authorizing, among other things, the Borrower’s use of Agent’s and Lenders’ Cash Collateral on an emergency or interim basis pursuant to Section 363 of the Bankruptcy Code.

“LaSalle Fourth Amendment” shall mean, the Waiver and Amendment No. 4 to Loan and Security Agreement by and among LaSalle and the Credit Parties to be entered into pursuant to the commitment letter dated April 19, 2006, without regard to any amendments thereto.

“LaSalle Loan Agreement” shall mean, the Loan and Security Agreement dated as of April 27, 2004, as amended by Waiver and Amendment No. 1 to Loan and Security Agreement dated as of October 13, 2004, Waiver and Amendment No. 2 to Loan and Security Agreement dated as of May 11, 2005, Waiver and Amendment No. 3 to Loan and Security Agreement dated as of October 20, 2005 and Amendment No. 4 to Loan and Security Agreement dated as of the date hereof among Borrower, certain Guarantors, LaSalle, LaSalle Bank National Association, a national banking association and the Lenders party thereto.

“Petition Date” shall have the meaning given such term in the recitals to the Fourth Amendment.

“Projected Cash Disbursements” shall mean, as set forth on the Budget, any category of expenses itemized therein as cash disbursement.

“Projected Cash Receipts” shall mean, as set forth on the Budget, any category of collections itemized therein as cash receipts.

“Projected Invoiced Sales” shall mean, as set forth on the Budget, any category itemized therein as invoiced sales.

“Variance” shall have the meaning given such term in Section 6.15(a) of this Agreement.

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SECTION 3. Amendments to Third Amendment.

(a)           Investment Banker. Section 3 (Investment Banker) of the Third Amendment is hereby deleted in the entirety and replaced with the following:

“3. Investment Banker. The Credit Parties hereby acknowledge and agree to continue to employ and maintain in place, at all times prior to the indefeasible repayment of the Obligations in full in cash and at its sole expense, Houlihan Lokey or another nationally-recognized investment banker acceptable to the Agent and Lenders in their sole discretion on terms satisfactory to the Agent and Lenders in their sole discretion (“Investment Banker”). The Credit Parties agree that the Investment Banker shall assist the Credit Parties with respect to one or more sales of the Credit Parties’ assets, stock or other ownership interests and business operations or a refinancing which simultaneously results in the indefeasible repayment of the Obligations in full in cash on or before the Maturity Date, on terms and conditions satisfactory to Agent and Lenders in their sole discretion (collectively, the “Repayment Event”). The Credit Parties hereby consent to the Agent contacting the Investment Banker directly with respect to the status of the prospects and the Credit Parties’ marketing and sales efforts with respect to a Repayment Event, and hereby agrees that such communications shall not be restricted or denied in any way provided that the Agent shall not have the right to direct the actions of the Investment Banker or to otherwise exercise any control over the Investment Banker. In connection with the foregoing, the Investment Banker and/or Borrower shall copy Agent and Lenders on all drafts of Investment Banker’s work product simultaneously with Investment Banker’s delivery thereof to Borrower or Borrower’s receipt thereof, as applicable, and Investment Banker and/or Borrower shall deliver to the Agent and Lenders copies of all final work product prepared by the Investment Banker simultaneously with Investment Banker’s delivery thereof to Borrower or Borrower’s receipt thereof, as applicable, and Investment Banker shall provide Agent and Lenders with any other work product of the Investment Banker that the Agent and Lenders may reasonably request.”

(b)          Business Consultant. Section 4 (Business Consultant) of the Third Amendment is hereby deleted in the entirety and replaced with the following:

“4. Business Consultant. The Credit Parties shall continue to employ and maintain in place, at all times prior to the indefeasible payment of the Obligations in full in cash and at its sole expense, Trimmingham or another business consultant satisfactory to the Agent and Lenders in their sole discretion (“Business Consultant”). The Credit Parties shall cooperate with the Business Consultant. The Credit Parties agree that the Business Consultant shall continue to provide advice and assistance to Credit Parties’ management with respect to all aspects of the business and operations of the Credit Parties, including, without limitation, assisting with developing strategic initiatives, identifying operational inefficiencies, developing and assisting to implement strategies to eliminate such operational inefficiencies, reviewing the Credit Parties’ Budget(s) and providing suggested changes, if any, and assisting the

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Credit Parties with respect to marketing and selling the Credit Parties’ assets and consummating a Repayment Event. The Business Consultant shall have complete and full access at all times to management of the Credit Parties and to the books and records of the Credit Parties in order to provide information and advice to the Credit Parties regarding all aspects of the business, financial condition, operations, and prospects of the Credit Parties and with respect to marketing and selling the Credit Parties’ assets and consummating a Repayment Event. The Credit Parties hereby consent to the Agent contacting the Business Consultant directly with respect to the status of the Credit Parties’ business operations, the Credit Parties’ prospects and financial condition and the Credit Parties’ marketing and sales efforts (with respect to the sale of the Credit Parties’ assets and the consummation of a Repayment Event), and hereby agrees that such communications shall not be restricted or denied in any way provided that the Agent and Lenders shall not have the right to direct the actions of the Business Consultant or to otherwise exercise any control over the Business Consultant. The Credit Parties further agree that the Business Consultant and/or Borrower shall deliver to the Agent copies of any written reports, work product, information, document or item received by any Credit Party from the Business Consultant, simultaneously with the delivery or receipt of the same, and any other written reports and work product of the Business Consultant that the Agent and Lenders may reasonably request in their Permitted Discretion.”

(c)           Performance Fee. Effective upon the entry of the Final Financing Order, Section 6 (Performance Fee) of the Third Amendment shall be deleted and replaced with the following:

“Performance Fee. The Credit Parties acknowledge and agree that, as partial consideration for the Agent’s and Lenders’ agreements and commitments under the Loan Documents, the Lenders have earned a performance fee of Two Million Dollars ($2,000,000) (the “Performance Fee”), which shall be paid by the Credit Parties to Agent, for the benefit of the Lenders, in cash on the respective dates set forth below:

Payment Date:	Amount:
Upon entry of the Final Financing Order and, in any event, no later than forty-five (45) days after the Petition Date	$100,000
June 30, 2006	$200,000
July 31, 2006	$1,700,000

The Performance Fee shall constitute part of the Obligations and shall be secured by all of the Collateral. Notwithstanding the above, Borrower’s obligation to pay the $2,000,000 Performance Fee shall be forgiven or partially forgiven if Borrower indefeasibly repays in cash and fully satisfies its Obligations to Agent and Lender on or before the respective dates set forth below:

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If the Obligations are indefeasibly repaid in full in cash and satisfied on or before:	Portion of the Performance Fee Forgiven by Agent and Lenders:
July 1, 2006

If the $100,000 partial payment of the $2,000,000 Performance Fee was timely paid upon entry of the Final Financing Order and, in any event, no later than forty-five (45) days after the Petition Date, then the $1,900,000 remainder of the $2,000,000 Performance Fee shall be forgiven.

August 1, 2006

If the $100,000 partial payment of the $2,000,000 Performance Fee was timely paid upon entry of the Final Financing Order and, in any event, no later than forty-five (45) days after the Petition Date, and the $200,000 partial payment was timely paid on or before June 30, 2006, then the $1,700,000 remainder of the $2,000,000 Performance Fee shall be forgiven.

Thereafter	No forgiveness.

Notwithstanding anything herein to the contrary, upon the occurrence of an Event of Default, the Performance Fee shall become immediately due and payable in full and not subject to any forgiveness.”

SECTION 4. Additional Events of Default. In addition to and without in any way limiting or substituting for the Events of Default set forth in the Loan Agreement and other Loan Documents, the following shall constitute automatic Events of Default under the Loan Agreement and the other Loan Documents (without notice, demand or grace of any kind) and shall entitle the Agent and the Lenders to exercise all of the rights and remedies granted thereunder and under any Financing Order:

(a)          Default Under This Amendment. The failure to timely and fully meet any of the agreements, obligations, provisions or covenants set forth in this Amendment or in Sections of the Loan Agreement that are amended by this Amendment, in each case, on or before the applicable date.

(b)          Default Under Financing Orders or LaSalle Loan Agreement. The occurrence of any default, event of default or other condition or event that permits Agent, Lenders and/or LaSalle to exercise any of the remedies set forth in any Financing Order or the LaSalle Loan Agreement as in effect on the date hereof, including, without limitation, any event which causes the occurrence of any “Termination Event” or the “Termination Date” as such terms are defined in any Financing Order, in each case, regardless of whether LaSalle waives such default, event of default or other condition.

(c)          Grant of Other Liens. The grant of a Lien or other interest in the Borrower’s property or an administrative expense claim (other than any such administrative expense claim permitted by any Financing Order approved by Agent and Lenders or this Amendment) that is

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superior or pari passu to Agent’s or Lenders’ Liens upon the Collateral or administrative expense.

(d)	Other Defaults.

(i)           Failure of the Bankruptcy Court to enter a Final Financing Order approving the Borrower’s entry into this Amendment, substantially in the form of the Interim Financing Order or in such other form satisfactory to the Agent within 20 days after the date hereof; or

(ii)          Entry of an order, without the prior written consent of the Agent (a) converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code; (b) dismissing the Chapter 11 Case; (c) appointing a trustee under Section 1104 of the Bankruptcy Code or appointing an examiner with expanded powers (powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code; or (d) amending, supplementing, staying, vacating or otherwise modifying any of the Loan Documents, as amended hereby, or any of the Financing Orders approving the Loan Documents, as amended hereby; or

(iii)         Entry of an order of the Bankruptcy Court reversing, vacating or (without the written consent of the Agent) otherwise amending, supplementing or modifying any of the Financing Orders; or

(iv)         Entry of an order of the Bankruptcy Court terminating the use of Cash Collateral by the Borrower under the Interim Financing Order or Final Financing Order; or

(v)          Any attempt by any Credit Party or any other Person to invalidate, reduce, subordinate, impair or otherwise challenge the validity, extent and perfection of the Liens and/or claims of the Agent and Lenders; or

(vi)         The filing of any Plan with respect to any Credit Party that is not reasonably satisfactory to the Agent.

SECTION 5. Guarantor Acknowledgment.

(a)          Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Loan Agreement and this Amendment. Each Guarantor hereby confirms that it will continue to guarantee to the fullest extent possible in accordance with the Loan Agreement, as amended hereby, the payment and performance of all “Obligations” under the Loan Agreement, as amended hereby, including without limitation the payment and performance of all such “Obligations” under the Loan Agreement, as amended hereby, in respect of the Obligations of the Borrower now or hereafter existing under or in respect of the Loan Agreement and the Notes defined therein, as amended hereby.

(b)          Each Guarantor acknowledges and agrees that the Loan Agreement and other Loan Documents, as amended hereby, shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Loan Agreement and this Amendment are true, correct and complete in all respects on and as of the date hereof to the same extent as though made

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on and as of the date hereof.

(c)           Each Guarantor acknowledges and agrees that: (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Loan Agreement or any other Loan Document to consent to the amendments of the Loan Agreement effected pursuant to this Amendment; and (ii) nothing in the Loan Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Loan Agreement.

SECTION 6. Conditions Precedent. This Amendment shall be effective upon the satisfaction of all of the following conditions, except that the amendment effected by Section 3(c) hereof (Amendment to Section 6 of Third Amendment) shall be effective only upon all of the following conditions, plus the entry of the Final Financing Order:

(a)           Deliverables. The Credit Parties shall have delivered to the Agent: (i) an executed original of this Amendment and Agent shall have accepted the Credit Parties’ signatures thereto; (ii) payment of all outstanding fees and expenses owing to Agent by the Borrower pursuant to the Loan Documents; (iii) the Borrower shall be in compliance with the notice and other requirements of the Bankruptcy Code and the applicable Bankruptcy Rules (as defined in the Interim Financing Order or Final Financing Order, as applicable) with respect to any relevant Financing Order; (iv) the Interim Financing Order shall have been entered by the Bankruptcy Court, in the form attached hereto as Exhibit 6, authorizing, among other things, the Borrower’s use of Agent’s and Lenders’ Cash Collateral on an emergency or interim basis pursuant to Section 363 of the Bankruptcy Code under the Loan Documents and the same is not subject to any other order that impairs its effectiveness; (v) any and all consents, licenses, permits, approvals or authorizations of, or registrations, filings or declarations with any Governmental Authority or other Person if required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against the Credit Parties; (vi) an executed copy of the LaSalle Fourth Amendment, in form and substance satisfactory to the Agent in its Permitted Discretion; and (vii) true, accurate and complete copies of all of the schedules and exhibits to this Amendment.

(b)        Accuracy of Representations and Warranties. All representations and warranties made by the Credit Parties under this Amendment are true and correct as of the date hereof, except to the extent such representations and warranties have been breached solely as a result of the commencement of the Chapter 11 Case and except for the representation as to solvency Section forth in Section 5.13 (No Default; Solvency) of the Loan Agreement

(c)          No Defaults or Events of Default. The Borrower is not in default under any Loan Document and no Event of Default exists and is continuing or would result from the execution, delivery or performance of this Amendment.

SECTION 7. Loan Agreement and Other Loan Documents in Full Force and Effect as Amended. Except as specifically amended hereby, the Loan Agreement and other Loan Documents, including, without limitation, the Third Amendment, shall remain in full force and effect and hereby are ratified and confirmed as so amended. This Amendment shall not constitute a novation, satisfaction and accord, cure, release or satisfaction of the Loan Agreement or other Loan

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Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terns and conditions of the Loan Agreement and other Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein in full. Each reference in the Loan Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement or applicable Loan Document, as amended by this Amendment, and each reference herein or in any other Loan Document to the “Agreement”, the “Loan Agreement” or the “CapitalSource Loan Agreement” shall mean and be a reference to the Loan Agreement as amended and modified by this Amendment.

SECTION 8. Representations. The Credit Parties hereby represent and warrant to the Agent and Lenders as follows: (i) each of the Credit Parties is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) subject to the entry of the Interim Financing Order, the execution, delivery and performance by each of the Credit Parties of this Amendment are within its powers, have been duly authorized, and do not contravene: (A) its articles of incorporation, certificate of formation, shareholders agreement, operating agreement, limited liability company agreement, voting rights agreement or other organizational documents (collectively, the “Organizational Documents”); or (B) any applicable law, (iii) except as delivered to Agent pursuant to this Amendment and subject to the entry of the Interim Financing Order, no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against the Credit Parties, (iv) subject to the entry of the Interim Financing Order, this Amendment has been duly executed and delivered by each of the Credit Parties, and the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate or partnership action on the part of each of the Credit Parties, (v) subject to the entry of the Interim Financing Order, this Amendment constitutes the Credit Parties’, legal, valid and binding obligations enforceable against it in accordance with its terns, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, (vi) after giving effect to this Amendment, no Credit Party is in default under any Loan Document, (vii) notwithstanding anything to the contrary set forth in the Loan Agreement, Loan Documents or any document governing the Subordinated Debt or Subordinated Debentures, the Credit Parties shall not make any payments (in cash, in kind by set off or otherwise) on or with respect to the Subordinated Debt or the Subordinated Debentures at any time prior to the indefeasible repayment in full in cash of the Obligations that are owed to the Agent and Lenders absent a Bankruptcy Court Order, after notice and an opportunity to be heard by Agent and Lenders, directing payment, (viii) (A) nothing contained or provided in any Organizational Documents of any Credit Party: (1) restricts or limits or requires any consent, vote or action of any of the shareholders, members or owners to any of the Pledge Agreements or the transactions contemplated thereby or to any action taken by Agent and/or Lenders under the Pledge Agreements including, without limitation, any enforcement action or any foreclosure, sale or transfer of all or a portion of the Pledged Collateral (as such term is defined in the Pledge Agreements); or (2) otherwise affects or restricts in any manner the exercise by Agent of any rights and remedies under the Pledge Agreements, the Loan Agreement or the other Loan Documents, (ix) all representations and warranties and disclosures made by the Credit Parties under the Loan Documents are true and correct as of the date hereof and are made as to this Amendment, except to the extent such representations

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and warranties have been breached solely as a result of the commencement of the Chapter 11 Case and except for the representation as to solvency Section forth in Section 5.13 (No Default; Solvency) of the Loan Agreement and (x) except as set forth in the disclosure schedule attached hereto as Schedule B (the “Disclosure Schedule”), all disclosures made by Borrower pursuant to the Amended and Restated Disclosure Schedules delivered by Borrower under the Third Amendment remain true and correct in all respects. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by the Agent and Lenders shall affect such representations or warranties or the right of the Agent and Lenders to rely upon them.

SECTION 9. Release. In consideration of Agent and Lenders entering into this Amendment, each of the Credit Parties hereby releases and forever discharges Agent and Lenders, and their successors, assigns, agents, shareholders, members, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, and each of them, from any and all claims, debts, Obligations, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, whether or not related to the subject matter of this Amendment, which such Credit Party or any Credit Party now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment. Each of the Credit Parties waives the benefits of any law, which may provide in substance: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” Each of the Credit Parties understands that the facts which it believes to be true at the time of making the release provided for herein may later turn out to be different than it now believes, and that information which is not know known or suspected may later be discovered. Each of the Credit Parties accepts this possibility, and each of the Credit Parties assumes the risk of the facts turning out to be different and new information being discovered; and each of the Credit Parties further agrees that the release provided for herein shall in all respects continue to be effective and not subject to termination or rescission because of any difference in such facts or any new information. This release is fully effective on the date hereof. Agent and Lenders are not releasing any Credit Parties from any claims, debts, Obligations, demands, obligations, costs, expenses, actions or causes of action.

SECTION 10. Miscellaneous.

(a)          The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, be deemed to be an amendment or modification of, or operate as a waiver of, any provision of any Loan Document or any right, power or remedy of the Agent and Lenders, nor constitute a waiver of any provision of any Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance thereunder. This Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the Agent and Lenders whether under the Loan Documents, at law or otherwise.

(b)          This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which, as applicable, together shall

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constitute one and the same agreement. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof. Whenever the context and construction so require, all words in this Amendment in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(c)           This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Loan Agreement. This Amendment shall be considered part of the Loan Agreement and shall be a Loan Document for all purposes.

(d)          The Loan Agreement as amended by this Amendment constitutes the final, entire agreement and understanding between the parties with respect to the subject matter thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties thereto and supersede all other prior agreements and understandings, if any, relating to the subject matter thereof. There are no unwritten oral agreements between the parties with respect to the subject matter thereof.

(e)           THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN, AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF, THE LOAN AGREEMENT.

(f)           The Borrower may not assign, delegate or transfer this Amendment or any of its rights or obligations hereunder without the prior consent of the Agent and Lenders and any delegation, transfer or assignment in violation hereof shall be null and void. No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary of the Borrower or any other Person other than the Agent and Lenders. Nothing contained in this Amendment shall be construed as a delegation to the Agent and Lenders of the Borrower’s duty of performance, including, without limitation, any duties under any account or contract in which the Agent and Lenders have a security interest or Lien. This Amendment shall be binding upon the Borrower and its respective successors and permitted assigns. The Agent and Lender’s ability to assign, sell or transfer all or any part of this Amendment shall be governed by the Loan Agreement.

(g)          Except as specifically amended hereby, (i) this Amendment shall not limit or diminish the obligations of the parties under the Loan Agreement, and (ii) each Credit Party reaffirms its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect and are hereby ratified and confirmed.

(h)          The Credit Parties shall execute and deliver such other documents, certificates and/or instruments and take such other actions or cause such other actions to be taken as the Agent and Lenders may request in order more effectively to consummate the transactions contemplated hereby.

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(i)           Each Credit Party hereby acknowledges and agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of such Credit Party’s liability to repay the Obligations or to seek affirmative relief or damages of any kind or nature from Agent and/or the Lenders.

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                IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment and Ratification Of Term Loan And Security Agreement under seal as of the day and year first above written.

BORROWER:	EASY GARDENER PRODUCTS, LTD., a Texas limited partnership

By: E G Product Management, L.L.C., its General Partner

By: /s/ Richard M. Kurz Name: Richard M. Kurz Title: Chief Financial Officer

GUARANTORS:	EYAS INTERNATIONAL, INC.

By: /s/ Richard M. Kurz Name: Richard M. Kurz Title: Chief Financial Officer

EG, L.L.C.

By: /s/ Richard M. Kurz Name: Richard M. Grandy Title: Manager

E G PRODUCT MANAGEMENT, L.L.C.

By: /s/ Richard M. Kurz Name: Richard M. Kurz Title: Chief Financial Officer

WEATHERLY CONSUMER PRODUCTS, INC.

By: /s/ Richard M. Kurz Name: Richard M. Kurz Title: Chief Financial Officer

WEATHERLY CONSUMER PRODUCTS GROUP, INC.

By: /s/ Richard M. Kurz Name: Richard M. Kurz Title: Chief Financial Officer

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NBU GROUP, LLC

By: /s/ Richard M. Kurz Name: Richard M. Kurz Title: Chief Financial Officer

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AGENT AND LENDER:	CAPITALSOURCE FINANCE LLC

By: /s/ Steven A. Museles Name: Steven A. Museles Title: Executive Vice President

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    Schedule A

    (Schedule of Obligations)

    (Unpaid principal as of April 13, 2006)*

Term A Loan:	$7,316,844.13
Term B Loan:	$9,500,000.00
PIK:	$1,806,682.32

*plus accrued and accruing interest, costs, fees, attorneys’ fees and disbursements and other charges as well as adjustments, credits, and charges as provided as provided under the Loan Documents.